UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2013

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

4301 Vista Road Pasadena, Texas	(713) 378-2000
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

i. On April 8, 2013, following the completion of its engagement for our fiscal year ending August 31, 2012, we dismissed KWCO, PC (“KWCO”) as our independent registered public accounting firm. The Board of Directors approved the dismissal.

ii. Neither of KWCO’s reports on our financial statements for the years ended August 31, 2012 and 2011 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

iii. Upon KWCO’s dismissal, it informed us that it believed there was an ongoing disagreement relating to the internal investigation of past business practices we commenced in August 2012 (the “Investigation”). Disclosure regarding the results of the Investigation has previously been included in the Form 8-K filed on December 27, 2012 and in the Form 10-K for our fiscal year ended August 31, 2012 filed on March 22, 2013 (the “10-K”). KWCO informed us that it disagrees with actions following the results of the Investigation—specifically, KWCO has advised us that it believes that we should have already commenced litigation proceedings in connection with the matter. Such litigation has not been initiated to date and the Board of Directors has not made any decision to date with regard to future litigation. Further, in our financial statements included in our 10-K, we made reference to the fact that some of our expenses may be reclassified depending on determinations that our Board may make in the future. KWCO does not contend that an accrual for any potential recovery should have been made in our financial statements included in our 10-K, and, as noted above, its report included in our 10-K did not include an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

iv. During the years ended August 31, 2012 and 2011 and through April 8, 2013, there was one reportable event as set forth in paragraph (a)(1)(v) of Item 304 of Regulation S-K. On December 28, 2012, KWCO advised the company that there were “material weaknesses” and “significant deficiencies” in our internal control over financial reporting, as those terms are defined in Rule 1-02(a)(4) of Regulation S-X.

v. Our Board of Directors has discussed the subject matters referenced in paragraphs (iii) and (iv) above, and we have authorized KWCO to respond fully to the inquiries of the successor accountant concerning these matters. We have also provided KWCO with a copy of this current report on Form 8-K and requested that KWCO furnish us with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not KWCO agrees with the above statements. We have received the requested letter from KWCO, and a copy of such letter is filed as Exhibit 16.1 to this current report.

(b)

i. On April 10, 2013, we engaged Briggs & Veselka Co., a professional corporation (“Briggs & Veselka”), as our new independent registered public accounting firm.

ii. Prior to April 10, 2013, we (or someone on our behalf) did not consult with Briggs & Veselka regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01	Financial Statements and Exhibit.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from KWCO to the SEC dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: April 15, 2013	/s/ Eric K. Chan By: Eric K. Chan, Chief Executive Officer